Exhibit 24

POWER OF ATTORNEY

The undersigned director and/or officer of Regis Corporation, a Minnesota corporation (the “Company”), does hereby make, constitute and appoint Matthew Doctor and Kersten D. Zupfer, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in his or her name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments (including post-effective amendments) thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock or other securities proposed to be issued or sold by the Company pursuant to the Amended and Restated Regis Corporation 2018 Long Term Incentive Plan, and to file the same with the SEC, granting unto these attorneys-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 28th day of October, 2024.

Signature	Title

/s/ Matthew Doctor Matthew Doctor	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kersten D. Zupfer Kersten D. Zupfer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lockie Andrews Lockie Andrews	Director

/s/ Nancy Benacci Nancy Benacci	Director

/s/ Mark Light Mark Light	Director

/s/ Michael Mansbach Michael Mansbach	Director

/s/ Michael J. Merriman Michael J. Merriman	Director

/s/ M. Ann Rhoades M. Ann Rhoades	Director